As filed with the Securities and Exchange Commission on August 15, 2005
Registration No. 333- ________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Registration Statement Under The Securities Act of 1933

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-4287300
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(Address of principal executive offices)
(508) 549-9981
(Registrant’s telephone number, including area code)

Third Amended and Restated 2002 Equity Incentive Plan
(Full Title of the Plan)

Timothy R. Surgenor
President and Chief Executive Officer
100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(508) 549-9981
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Michael A. Hickey, Esq.
John C. Cushing, Esq.
Kirkpatrick & Lockhart Nicholson Graham LLP
75 State Street
Boston. MA 02109
Telephone: (617) 261-3100
Facsimile: (617) 261-3175

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be	Proposed Maximum		Proposed Maximum		Amount of
to be Registered	Registered(1)	Offering Price per Share		Aggregate Offering Price		Registration Fee
Common Stock, $0.001 par value per share	966,667 Shares	$1.40	(2)	$1,353,334	(2)	$159.29

(1)	Represents an additional 966,667 shares of Common Stock available for issuance under the Registrant’s Third Amended and Restated 2002 Equity Incentive Plan. This Registration Statement also covers an indeterminate number of shares of Common Stock which may be issuable by reason of stock splits, stock dividends or similar transactions pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act, solely for the purpose of calculating the amount of registration fee. Computation based upon 966,667 shares underlying awards to be made under the Third Amended and Restated 2002 Equity Incentive Plan at an assumed per share exercise price of $1.40, representing the average of the high ($1.45) and low ($1.35) prices per share of the Common Stock as reported on the Over-the-Counter Bulletin Board on August 9, 2005.

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E
     This Registration Statement on Form S-8 registers an additional 966,667 shares of the Registrant’s Common Stock reserved for future issuance under the Registrant’s 2002 Equity Incentive Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-124928), relating to the Plan, including periodic reports filed with the Securities and Exchange Commission and incorporated therein, are incorporated by reference into this Registration Statement. The periodic reports we have most recently filed include:
•	Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, as filed on March 31, 2005 (including information specifically incorporated by reference into our 10-KSB from our Proxy Statement for our 2005 Annual Meeting of Stockholders);

•	Our Quarterly Report on Form 10-QSB for the period ended March 31, 2005, as filed on May 13, 2005;

•	Our Quarterly Report on Form 10-QSB for the period ended June 30, 2005, as filed on August 12, 2005; and

•	Our Current Reports on Form 8-K (other than information furnished pursuant to Item 2.02 or Item 9.01 thereof) as filed on January 12, 2005, February 1, 2005, March 28, 2005, April 4, 2005, April 6, 2005, April 12, 2005 and June 28, 2005.
We incorporate by reference the documents listed above and any documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement, except for information furnished under Item 2.02 or Item 9.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit
Number
4.1	Third Amended and Restated 2002 Equity Incentive Plan, filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed June 28, 2005 and incorporated herein by reference.
5.1	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (contained on signature page)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foxborough, Massachusetts, on this 15th day of August, 2005.

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.

By:	/s/ Timothy R. Surgenor

Timothy R. Surgenor, President and Chief Executive Officer (Principal Executive Officer)
POWER OF ATTORNEY
We, the undersigned officers and directors of Cyberkinetics Neurotechnology Systems, Inc., do hereby constitute and appoint Timothy R. Surgenor or Kimi E. Iguchi, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Names	Title	Date
/s/ Timothy R. Surgenor Timothy R. Surgenor	President, Chief Executive Officer and Director (Principal Executive Officer)	August 15, 2005
/s/ John P. Donoghue, Ph.D. John P. Donoghue, Ph.D.	Chief Scientific Officer and Director	August 15, 2005
/s/ Kimi E. Iguchi Kimi E. Iguchi	Vice President, Finance (Principal Financial and Accounting Officer)	August 15, 2005
/s/ Mark P. Carthy Mark P. Carthy	Director	August 15, 2005
/s/ George N. Hatsopoulos, Ph.D. George N. Hatsopoulos, Ph.D.	Director	August 15, 2005
/s/ Nicholas G. Hatsopoulos Nicholas G. Hatsopoulos	Director	August 15, 2005

Philip W. Morgan	Director	August 15, 2005
/s/ Theo Melas-Kyriazi Theo Melas-Kyriazi	Director	August 15, 2005
/s/ Daniel E. Geffken Daniel E. Geffken	Director	August 15, 2005

EXHIBIT INDEX

Exhibit
Number
4.1	Third Amended and Restated 2002 Equity Incentive Plan, filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed June 28, 2005 and incorporated herein by reference.
5.1	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (contained on signature page)